February 2, 2016

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated December 2, 2014 accompanying the audited financial statements of IFAN Financial, Inc. as of August 31 2014, in the Form S-l Amendment No. 2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption “Experts” in the Form.

Very truly yours,

Kyle L. Tingle

Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road ♦ Suite 200 ♦ Las Vegas, Nevada 89120 ♦ PHONE: (702) 450-2200 ♦ FAX: (702) 436-4218

E-MAIL: ktingle@kyletinglecpa.com